Exhibit 99.1
4650 SW Macadam Avenue, Suite 400 • Portland, OR 97239 • Telephone (503) 946-4800
CONTACT: Jay Khetani, Vice President of Investor Relations (503) 946-4700
Website: http://www.precast.com

Precision Castparts Corp. Announces Retirement of Executive Vice President Kenneth Buck and Expanded Roles for Andrew Masterman and Jim Pieron

PORTLAND, Ore., March 12, 2015 - Precision Castparts Corp. (PCC) (NYSE: PCP) today announced the planned retirement of Executive Vice President and President of Forged Products Kenneth Buck, during the first quarter of fiscal 2016.

The operational responsibilities held by Mr. Buck will be divided between two executives. Andrew Masterman, President of Airframe Products, will assume responsibility for Wyman-Gordon, and Jim Pieron, President of PCC TIMET, will assume responsibility for Special Metals Corporation.

Mr. Masterman joined PCC in 2012 as the President of PCC Fasteners, and has steadily increased his scope of responsibilities, including the successful integration and growth of the PCC Aerostructures businesses. Mr. Pieron joined PCC in 2013 with PCC's acquisition of TIMET, and has led the TIMET team through their very successful integration.

Mark Donegan, Chairman and CEO of PCC, said, "PCC is grateful for Ken's 17 years of service across a wide range of our operations, including Forged Products and PCC Airfoils. He has made strong contributions through the years and leaves behind an organization that is well-positioned to continue performing at a high level and leverage the numerous opportunities ahead. We wish him the best in his retirement."

Mr. Donegan continued, "Andrew and Jim have both proven their leadership capabilities and are well-equipped to expand their responsibilities. I have full confidence in their abilities, and, in combination with our strong teams at Wyman-Gordon and Special Metals, expect that they will continue to drive strong value creation for all PCC stakeholders."
##

Precision Castparts Corp. is a worldwide, diversified manufacturer of complex metal components and products. It serves the aerospace, power, and general industrial markets. PCC is a market leader in manufacturing large, complex structural investment castings, airfoil castings, forged components, aerostructures and highly engineered, critical fasteners for aerospace applications. In addition, the Company is a leading producer of airfoil castings for the industrial gas turbine market. PCC manufactures extruded seamless pipe, fittings, forgings, and clad products for power generation and oil & gas applications; commercial and military airframe aerostructures; and metal alloys and other materials to the casting, forging, and other industries.

Information included within this press release describing the projected growth and future results and events constitutes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results in future periods may differ materially from the forward-looking statements because of a number of risks and uncertainties, including but not limited to fluctuations in the aerospace, power generation, and general industrial cycles; the relative success of our entry into new markets; competitive pricing; the financial viability of our significant customers; the concentration of a substantial portion of our business with a relatively small number of key customers; the impact on the Company of customer or supplier labor disputes; demand, timing and market acceptance of new commercial and military programs, and our ability to accelerate production levels to timely match order increases on new or existing programs; the availability and cost of energy, raw materials, supplies, and insurance; the cost of pension and postretirement medical benefits; equipment failures; product liability claims and contractual liability; cybersecurity threats; relations with our employees; our ability to manage our operating costs and to integrate acquired businesses in an effective manner, including the ability to realize expected synergies; the timing of new acquisitions; misappropriation of our intellectual property rights; governmental regulations and environmental matters; risks associated with international operations and world economies; the relative stability of certain foreign currencies; fluctuations in oil & gas prices and production; the impact of adverse weather conditions or natural disasters; the availability and cost of financing; implementation of new technologies and process improvements. Any forward-looking statements should be considered in light of these factors. We undertake no obligation to update any forward-looking information to reflect anticipated or unanticipated events or circumstances after the date of this document.
##
Precision Castparts Corp.’s press releases are available on the Internet at Globe Newswire’s website - http://www.globenewswire.com or PCC’s home page at http://www.precast.com. If you wish to be removed from this list, please reply to Unsubscribe@precastcorp.com.